Exhibit 10.30
Retention Agreement
This Retention Agreement (the “Agreement”) is entered into by and between Kenneth Surdan (“Executive”) and Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings” and, together, with its subsidiaries, the “Company”).
WHEREAS, Holdings, Paintbrush Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Holdings, and Constant Contact, Inc. (“Constant Contact”), a Delaware corporation, entered into that certain Agreement and Plan of Merger, dated October 30, 2015 (the “Merger Agreement”), pursuant to which Constant Contact became a wholly- owned subsidiary of Holdings at the Effective Time (as defined in the Merger Agreement) (the “Merger”);
WHEREAS, the Executive is a party to an Executive Severance Agreement entered into as of June 21, 2012 with Constant Contact (the “Severance Agreement”);
WHEREAS, the Executive is a party to certain equity grant agreements in respect of the equity awards granted by Constant Contact prior to the Effective Time as set forth on Schedule A hereto (the equity grant agreements are referred to individually herein as the “Revenue PSU Agreements”, the “Option Agreements” and the “RSU Agreements” and collectively as the “CTCT Grant Agreements”);
WHEREAS, in connection with the consummation of the Merger on the Closing Date (as defined in the Merger Agreement) and in consideration of the Executive’s continued employment with the Company following the Merger, the Company wishes to amend the Severance Agreement and the CTCT Grant Agreements and to provide the Executive with certain retention incentives described in detail herein.
NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Amendment of Severance Agreement.
(a)    Good Reason Definition. Section 1.4 of the Severance Agreement is hereby amended and restated in its entirety to read as follows:
1.4    “Good Reason” means the occurrence, without the Executive’s written consent, of any of the following events or circumstances:
(a)    a material diminution in the Executive’s authority, duties or responsibilities, as in effect as of the Effective Date;
(b)    a material diminution in the Executive’s base salary as in effect on the Effective Date or as the same was or may be increased thereafter from time to time except to the extent that such reduction affects all executive officers of the Company to a comparable extent;
(c)    a material change by the Company in the geographic location at which the Executive performs the Executive’s principal duties for the Company; or
(d)    any action or inaction by the Company that constitutes a material breach of this Agreement.
Notwithstanding the occurrence of any event or circumstance described in the foregoing clauses (a) through (d) of this Section 1.4 or anything else to the contrary in this Agreement, no such event or circumstance shall be deemed to constitute Good Reason (and no termination of employment by the Executive in connection therewith shall constitute a termination for Good Reason) unless in connection with a termination of employment by the Executive following the occurrence of any event or circumstance described in clauses (a) through (d) of this Section 1.4 (such event or circumstance, the “Good Reason Event”), (x) no later than 90 days after the first occurrence of any such Good Reason Event, the Executive shall have delivered to the Company a Notice of Termination that (in addition to satisfying all the requirements of Section 3.2, other than, in the event such termination occurs prior to April 7, 2017, providing the Date of Termination) specifies that the Executive is terminating the Executive’s employment with the Company for Good Reason and describes in reasonable detail the event or circumstance alleged to constitute Good Reason, (y) the Company fails to fully correct such event or circumstance within the 30-day period following the date of delivery of such Notice of Termination and (z) if the Company does not fully correct such event or circumstance during the 30-day cure period contemplated by the foregoing clause (y), (i) in connection with the occurrence of any Good Reason Event prior to April 7, 2017, the Executive must actually terminate his or her employment prior to April 7, 2017 or (ii) in connection with the occurrence of any Good Reason Event following April 7, 2017, the Notice of Termination for Good Reason given by the Executive shall become effective, and the Executive’s employment will end, on the later of such 30th day or the Date of Termination specified in such Notice of Termination.
The Company and the Executive acknowledge and agree that (i) an event constituting Good Reason occurred on February 9, 2016, (ii) this Agreement constitutes delivery of the Executive’s Notice of Termination in accordance with Section 1.4 of the Severance Agreement, (iii) the Company will not be able to fully correct the event constituting Good Reason which occurred on February 9, 2016 and (iv) as a result of (i)- (iii), the Executive may terminate his or her employment for Good Reason at any time prior to April 7, 2017.
(b)    Notice of Termination. Section 3.2(b) of the Severance Agreement is hereby amended by adding the following sentence after the last sentence of Section 3.2(b):

(b)    For the avoidance of doubt, if the Executive terminates his or her employment for Good Reason prior to April 7, 2017 in accordance with Section 1.4, the Date of Termination shall be the effective date of the Executive’s employment termination.

2.	Amendment of CTCT Grant Agreements.

(a)	Revenue PSU Agreements.

i.	Double-Trigger Vesting. Section 2(b) of the Revenue PSU Agreement is hereby amended by replacing the first sentence of Section 2(b) in each Revenue PSU Agreement with the following:
(b)    If, following a Change of Control (as defined in Section 2(d)(i) below), your employment with the Company is terminated (i) by the Company, or its successor, without Cause (as defined in Section 2(d)(ii) below) or (ii) by you for Good Reason (as defined in Section 2(d)(iii) below), in either case prior to April 7, 2017, then outstanding and unvested RSUs shall automatically vest if and to the extent necessary for you to be vested with respect to no less than 100% of the Target Shares (as set forth on Exhibit A) and the effective date of the termination of your employment shall be the Vesting Date with respect to 100% of the Target Shares (in place of the Vesting Date on Exhibit A hereto) for purposes of this Agreement, and all other then unvested and outstanding RSUs automatically will then be forfeited without payment or the issuance of any Shares and cease to be outstanding.

ii.	Definition of Good Reason. Section 2(d)(iii) of each Revenue PSU Agreement is hereby amended and restated as follows:
(iii)    For purposes of this Agreement, “Good Reason” shall mean the occurrence, without your written consent, of any of the following events or circumstances:
(1)    a material diminution in your authority, duties or responsibilities;
(2)    a material diminution in your base salary except to the extent that such reduction affects all executive officers (or employees, as applicable) of the Company to a comparable extent;
(3)    a material change by the Company in the geographic location at which you perform your principal duties for the Company; or
(4)    any action or inaction by the Company that constitutes a material breach of this Agreement.

Notwithstanding the occurrence of any event or circumstance described in the foregoing clauses (1) through (4) above or anything else to the contrary in this Agreement, no such event or circumstance shall be deemed to constitute Good Reason (and no termination of employment by you in connection therewith shall constitute a termination for Good Reason) unless (x) no later than 90 days after the first occurrence of such event or circumstance, you shall have delivered to the Company a notice of termination that specifies that you are terminating employment with the Company for Good Reason and describes in reasonable detail the event or circumstance alleged to constitute Good Reason and (y) the Company fails to fully correct such event or circumstance within the 30-day period following the date of delivery of such notice. If the Company does not fully correct such event or circumstance during the 30-day cure period contemplated by the foregoing clause (y), the notice of termination for Good Reason given by you shall become effective, and you must actually terminate your employment no later than April 7, 2017.
You and the Company acknowledge and agree that (i) an event constituting Good Reason occurred on February 9, 2016, (ii) this Agreement constitutes delivery of your notice of termination in accordance with Section 2(d)(iii) of the CTCT Grant Agreements, (iii) the Company will not be able to fully correct the event constituting Good Reason which occurred on February 9, 2016 and (iv) as a result of (i) - (iii), you may terminate your employment for Good Reason at any time prior to April 7, 2017.

(b)	Option Agreements.

i.	Double-Trigger Vesting. Section 2(b) of the Option Agreement is hereby amended by replacing the first sentence of Section 2(b) in each Option Agreement with the following:
(b)Change of Control. If, following a Change of Control (as defined below), the Participant’s employment with the Company is terminated (i) by the Company, or its successor, without Cause (as defined in Section 3(e) below) or (ii) by the Participant for Good Reason (as defined below), in either case prior to April 7, 2017, all then unvested Shares shall automatically vest and become exercisable, and may therafter be exercised for 12 months (or sooner, until the expiration of this option).

ii.	Definition of Good Reason. The third and fourth paragraphs of Section 2(b) of each Option Agreement are hereby amended and restated as follows:

For purposes of this Agreement, “Good Reason” shall mean the occurrence, without the Participant’s written consent, of any of the following events or circumstances:
(1)    a material diminution in the Participant’s authority, duties or responsibilities;
(2)    a material diminution in the Participant’s base salary except to the extent that such reduction affects all executive officers (or employees, as applicable) of the Company to a comparable extent;
(3)    a material change by the Company in the geographic location at which the Participant performs the Participant’s principal duties for the Company; or
(4)    any action or inaction by the Company that constitutes a material breach of this Agreement.
Notwithstanding the occurrence of any event or circumstance described in the foregoing clauses (1) through (4) above or anything else to the contrary in this Agreement, no such event or circumstance shall be deemed to constitute Good Reason (and no termination of employment by the Participant in connection therewith shall constitute a termination for Good Reason) unless (x) no later than 90 days after the first occurrence of such event or circumstance, the Participant shall have delivered to the Company a notice of termination that specifies that the Participant is terminating employment with the Company for Good Reason and describes in reasonable detail the event or circumstance alleged to constitute Good Reason and (y) the Company fails to fully correct such event or circumstance within the 30-day period following the date of delivery of such notice. If the Company does not fully correct such event or circumstance during the 30-day cure period contemplated by the foregoing clause (y), the notice of termination for Good Reason given by the Participant shall become effective, and the Participant must actually terminate his or her employment no later than April 7, 2017.
The Participant and the Company acknowledge and agree that (i) an event constituting Good Reason occurred on February 9, 2016, (ii) this Agreement constitutes delivery of the Participant’s notice of termination in accordance with Section 2(b) of the Option Agreements, (iii) the Company will not be able to fully correct the event constituting Good Reason which occurred on February 9, 2016 and (iv) as a result of (i) - (iii), the Participant may may terminate his or her employment for Good Reason at any time prior to April 7, 2017.

(c)	RSU Agreements.

i.	Double-Trigger Vesting. Section 2(b) of the RSU Agreement is hereby amended by replacing the first sentence of Section 2(b) in each RSU Agreement with the following:
(b)    If, following a Change of Control (as defined in Section 2(d)(i) below), your employment with the Company is terminated (i) by the Company, or its successor, without Cause (as defined in Section 2(d)(ii) below) or (ii) by you for Good Reason (as defined in Section 2(d)(iii) below), in either case prior to April 7, 2017, 100% of the then outstanding and unvested RSUs shall automatically vest and the effective date of the termination of your employment or other service providing relationship shall be a Vesting Date.

ii.	Definition of Good Reason. Section 2(d)(iii) of each RSU Agreement is hereby amended and restated as follows:
(iii)For purposes of this Agreement, “Good Reason” shall mean the occurrence, without your written consent, of any of the following events or circumstances:
(1)    a material diminution in your authority, duties or responsibilities;
(2)    a material diminution in your base salary except to the extent that such reduction affects all executive officers (or employees, as applicable) of the Company to a comparable extent;
(3)    a material change by the Company in the geographic location at which you perform your principal duties for the Company; or
(4)    any action or inaction by the Company that constitutes a material breach of this Agreement.
Notwithstanding the occurrence of any event or circumstance described in the foregoing clauses (1) through (4) above or anything else to the contrary in this Agreement, no such event or circumstance shall be deemed to constitute Good Reason (and no termination of employment by you in connection therewith shall constitute a termination for Good Reason) unless (x) no later than 90 days after the first occurrence of such event or circumstance, you shall have delivered to the Company a notice of termination that specifies that you are terminating employment with the Company for Good Reason and describes in reasonable detail the event or circumstance alleged to constitute Good Reason and (y) the Company fails to fully correct such event or circumstance within the 30-day period following the date of delivery of such notice. If the Company does not fully correct such event or circumstance during the 30-day cure period contemplated by the foregoing clause (y), the notice of termination for Good Reason given by you shall become effective, and you must actually terminate your employment no later than April 7, 2017.
You and the Company acknowledge and agree that (i) an event constituting Good Reason occurred on February 9, 2016, (ii) this Agreement constitutes delivery of your notice of termination in accordance with Section 2(d)(iii) of the CTCT Grant Agreements, (iii) the Company will not be able to fully correct the event constituting Good Reason which occurred on February 9, 2016 and (iv) as a result of (i) - (iii), you may terminate your employment for Good Reason at any time prior to April 7, 2017.

3.	Retention Bonus.
(a)    Retention Bonus. In consideration for the Executive’s continued active employment with the Company through April 7, 2017, as soon as reasonably practicable, but not more than 30 days following April 7, 2017, the Executive shall receive a cash retention bonus (the “Retention Bonus”), less applicable tax withholdings, equal to the excess, if any, of (i) the aggregate sum of (A) with respect to the Holdings Stock Options, (x) the product obtained by multiplying the number of shares of Holdings common stock, par value $0.0001 per share (the “Holdings Common Stock”) subject to such Holdings Stock Options by the VWAP less (y) the aggregate exercise price of such Holdings Stock Options and (B) the product obtained by multiplying the number of shares of Holdings Common Stock subject to the Holdings RSUs by the VWAP over (ii) the sum of (A) with respect to the Holdings Stock Options, (x) the product obtained by multiplying the number of shares of Holdings Common Stock subject to such Holdings Stock Options by the Holdings Closing Price less (y) the aggregate exercise price of such Holdings Stock Options and (B) the product obtained by multiplying the number of shares of Holdings Common Stock subject to the Holdings RSUs by the Holdings Closing Price.
(b)    Termination of Employment. If the Executive’s employment with the Company is terminated prior to April 7, 2017 by the Company without Cause (as defined in the Severance Agreement) or by the Executive for Good Reason (as defined in the Severance Agreement), the Executive shall be entitled, subject to the Executive’s execution of a general release of claims in a form to be provided by the Company, to receive the Retention Bonus, less applicable withholding taxes, as soon as practicable but in no event later than 30 days following the date of the Executive’s termination of employment with the Company. For the avoidance of doubt, if the Executive’s employment with the Company ends for any reason, other than as set forth in the immediately preceding sentence, prior to April 7, 2017, the Executive will not be entitled to receive any amounts in respect of the Retention Bonus, and the Retention Bonus will be forfeited.

(c)    Definitions. For purposes of this Agreement, the following terms have the following definition:
(i)“Holdings Closing Price” means the closing price of a share of Holdings Common Stock on the Valuation Date, as reported by Bloomberg.
(ii)“Holdings RSUs” shall mean each restricted stock unit award (A) for Holdings Common Stock which resulted from the conversion, as of the Effective Time, of a restricted stock unit award for shares of CTCT Common Stock held by the Executive as of immediately prior to the Effective Time, in accordance with the terms and conditions of the Merger Agreement and (B) with respect to which the shares of Holdings Common Stock subject to the restricted stock unit award have not been sold, other than to satisfy tax withholding obligations upon settlement, as of the Valuation Date.
(iii)“Holdings Stock Option” shall mean each option (A) to acquire shares of Holdings Common Stock with resulted from the conversion and replacement, as of the Effective Time, of an option to acquire shares of CTCT Common Stock held by the Executive as of immediately prior to the Effective Time, in accordance with the terms and conditions of the Merger Agreement and (B) that remains outstanding and unexercised as of the Valuation Date.
(iv)“CTCT Common Stock” means common stock of Constant Contact, par value $0.01 per share.
(v)“Valuation Date” shall mean the earlier of (A) April 7, 2017 and (B) the effective date of the Executive’s termination of employment with the Company (or any direct or indirect subsidiary of the Company).
(vi)“VWAP” means the volume weighted average price of a share of Holdings Common Stock for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg.
4. 2016 Annual Bonus. If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason, in each case, following December 31, 2016 but prior to the payment date of the 2016 annual cash bonus (the “2016 Bonus”) under the terms of the annual cash incentive plan of the Company in which the Executive participates in respect of Holdings’ 2016 fiscal year, the Executive shall be entitled, subject to the Executive’s execution of a general release of claims in a form to be provided by the Company, to receive the 2016 Bonus on the regularly scheduled payment date for the 2016 Bonus, subject to the terms and conditions of the annual cash incentive plan of the Company in which the Executive participated in respect of Holdings’ 2016 fiscal year.
5.No Right to Continued Employment. The Executive agrees and acknowledges that this Agreement does not constitute a contract of employment or change the at-will nature of the Executive’s employment and that the Company is not making any guarantee or promise of future employment.
6.Effect on Other Benefits. Amounts payable under this Agreement shall not be treated as compensation for purposes of computing or determining any benefit under any savings, bonus/incentive, insurance, or other employee compensation or benefit plan of the Company or its affiliates.
7.Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including the Executive, present and future, and any successor to the Company. Without the Company’s prior written consent, the Executive may not assign or delegate any or all rights, duties, obligations, or interests under this Agreement.
8.Funding Status. The Company’s obligations under this Agreement shall be unfunded and unsecured.

9.	Section 409A.
(a)    No amount payable under this Agreement shall be made after the “applicable 2 1/2 month period” as such term is defined in Treasury Regulation Section 1.409A- 1(b)(4) promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). No amounts payable under this Agreement are intended to constitute “nonqualified deferred compensation” under Section 409A of the Code (“Section 409A”), and this Agreement shall be interpreted, construed and administered in a manner that reflects this intention.
(b)    If, notwithstanding the above provision, it is determined that any payment under this Agreement constitutes deferred compensation under Section 409A, then, (x) if at the time of the Executive’s termination of employment with the Company, the Executive is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer the payments hereunder until the date that is six (6) months following the termination of the Executive’s employment with the Company (or the earliest date as is permitted under Section 409A), and (y) to the extent required to avoid accelerated or additional tax under Section 409A, the Executive’s termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.
(c)    In any event, the Company makes no representations or warranty and shall have no liability to the Executive or any other person if any provisions of or payments under this this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy conditions of that section.

10.Severability.    If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provision had not been included.
11.Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Massachusetts, to the extent not preempted by federal law, without regard to its conflict of law rules.
12.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Notwithstanding the foregoing, except as specifically amended by this Agreement, the Severance Agreement, the CTCT Grant Agreements and any grant agreements related to the Holdings Stock Options and the Holdings RSUs shall remain in full force and effect and enforceable by the parties in accordance with their terms. No amendment hereto shall be effective unless it is in writing and executed by each of the parties hereto.
13.Disputes. Each party agrees to use good faith efforts to resolve any disputes between the parties arising out of this Agreement amicably and promptly. If a dispute cannot be resolved within thirty (30) days, either party may make a written demand for mediation. Within thirty (30) days after such written notification, the parties shall meet for one day with an impartial mediator. The costs and expenses of the mediator shall be shared equally by the parties. If the dispute is not resolved by mediation, the dispute shall be settled by binding arbitration conducted in accordance with final and binding arbitration in accordance with JAMS Employment Arbitration Rules and Procedures in effect at the time the claim is made, and that a judgment upon any award rendered by the arbitrator may be rendered in any court having jurisdiction. The arbitrator shall have no power to award damages inconsistent with this Agreement. No discovery shall be permitted in connection with the arbitration unless it is expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests. Each party shall bear its own costs of the arbitration. The fees and expenses of the arbitrator shall be shared equally by the parties.
14.Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Endurance International Group Holdings, Inc.

By: /s/ Katherine Andreasen
Name: Katherine Andreasen
Title: Chief Administrative Officer

Executive

By: /s/ Kenneth Surdan
Name: Kenneth Surdan

SCHEDULE A
CTCT GRANT AGREEMENTS

Date of Grant	Type of Award	Number of Shares of Holdings Common Stock Subject to Award as of the Effective Time
6/20/2012	ISO	9,286
6/20/2012	NQ	8,490
6/20/2012	RSU	1,482
12/4/2012	ISO	20,550
12/4/2012	RSU	42,264
12/3/2013	RSU	25,937
12/3/2013	RSU	45,389
12/2/2014	RSU	37,602
12/2/2014	RSU	32,230